Exhibit 1.1

EQT CORPORATION

25,930,000 Shares

Common Stock

(no par value)

Underwriting Agreement

September 28, 2021

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the

several Underwriters listed in

Schedule 1 hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

and

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Certain shareholders named in Schedule 2 hereto (the “Selling Shareholders”) of EQT Corporation, a Pennsylvania corporation (the “Company”), propose to sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 25,930,000 shares (the “Firm Shares”) of the Company’s common stock, no par value (the “Common Stock”). The Selling Shareholders also propose to sell at the Underwriters’ option an aggregate of up to 3,889,500 additional shares of the Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”) as set forth below.

The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-258135), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of equity securities, including the Shares, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Underwriting Agreement (this “Agreement”) is executed by the parties hereto (the “Execution Time”). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:30 p.m., New York time, on September 28, 2021 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and resale of the Shares, as follows:

1.	Purchase, Sale and Delivery of the Firm Shares.

(a)               On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $19.525 per share, from each of the Selling Shareholders the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder, subject to adjustments in accordance with Section 9 hereof.

(b)               Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery thereof to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on October 1, 2021 or at such other time and date not later than five business days thereafter as the Representatives and the Attorney-in-Fact (as defined below) shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)               In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 1(a). The option granted hereby may be exercised in whole or in part by giving written notice at any time within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Attorney-in-Fact setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which such Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representatives in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its exercise or expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Selling Shareholders.

(d)               The Company and each Selling Shareholder acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, and the Company and each Selling Shareholder is capable of evaluating and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Shareholders or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that the several Underwriters have no obligation to disclose any such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement supersedes all prior written agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the several Underwriters with respect to the subject matter hereof. The Company and each Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

2.      Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a)               Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Initial Sale Time, as of the Closing Date and as of any Option Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date and any Option Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(c) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)               Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 28, 2021, (ii) the issuer free writing prospectuses, if any, identified in Annex I hereto and (iii) the information included in Annex II hereto. As of the Initial Sale Time, (a) the Disclosure Package did not and (b) each electronic road show, when taken together as a whole with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(c) hereof.

(c)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments thereto (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date or any Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               Projections. Each of the statements made by the Company in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(e)               Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(f)                Company is Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer, as defined in Rule 405 of the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g)               Issuer Free Writing Prospectuses. Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(c) hereof.

(h)               Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show, presentation or other written communications reviewed and consented to by the Representatives and listed on Annex III hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(c) hereof.

(i)                 No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j)                 Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto; the other financial information pertaining to the Company included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus have been prepared, in all material respects, in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Disclosure Package and the Prospectus; Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act; and to the knowledge of the Company, Moss Adams LLP, who have certified certain financial statements of Alta Resources Development, LLC (“Alta”) and its subsidiaries, is an independent registered public accounting firm with respect to Alta and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(k)               No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or any change in the long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as otherwise disclosed or contemplated in the Disclosure Package and the Prospectus; and (ii) except as set forth or contemplated in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business.

(l)                 Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(m)             Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and all the outstanding shares of capital stock or equivalent equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries or directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(n)               Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(o)               Capitalization. All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package, the Prospectus (including, for the avoidance of doubt, the offer and sale of shares of Common Stock in accordance with the Company’s benefit and compensation plans and the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(p)               Description of Capital Stock. The information set forth under the caption “Description of Capital Stock” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 15, 2019 and incorporated by reference in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Disclosure Package and the Prospectus in all material respects. The form of certificate for the Shares conforms to the corporate law of the Commonwealth of Pennsylvania in all material respects.

(q)               No Violation or Default. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or in default under their respective Articles of Incorporation or By-Laws (or equivalent organizational documents); the performance by the Company of all the provisions of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of their respective Articles of Incorporation or By-Laws (or equivalent organizational documents) or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

(r)                No Consents. No consent, approval, authorization, order, license, filing, registration or qualification of or with any court or governmental agency or body that has jurisdiction over the Company, its subsidiaries or any of their respective properties is required for the consummation by the Company of the transactions contemplated by this Agreement, other than (i) registration of the Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the several Underwriters, (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) consents that have been, or prior to the Closing Date and any Option Closing Date will be, obtained, and (v) consents that, if not obtained, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

(s)                Legal Proceedings. Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which would individually or in the aggregate reasonably be likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)                 Property. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have good and indefeasible title to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(u)               Investment Company Act. The Company is not an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)               Taxes. Except to the extent that any such failures or deficiencies would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed and have paid all taxes due other than taxes that are being contested in good faith and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles in the United States and (ii) except as disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency which has been asserted or threatened in writing against the Company or any of its subsidiaries.

(w)             Conduct of Business. Each of the Company and its subsidiaries possesses all licenses, permits, certificates of need, patents, consents, orders, approvals and other authorizations from all federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof, except where the failure to so possess would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding, relating to the revocation or modification of any such Governmental License, except as described in the Disclosure Package and the Prospectus; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of their respective business as conducted as of the date hereof, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company and its subsidiaries, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(x)               Environmental Compliance. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and environmental safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Disclosure Package and the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities with respect to the Company or its subsidiaries relating to Environmental Laws, except as described in the Disclosure Package and the Prospectus or where such action would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries are subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which are described in the Disclosure Package or the Prospectus or do not and are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a governmental proceeding, or will become a party to a governmental proceeding that is known by the Company to be contemplated, arising under any Environmental Law which the Company reasonably believes involves monetary sanctions, exclusive of interests and costs, of $300,000 or more.

(y)               Environmental Costs. In the ordinary course of business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(z)               No Labor Disputes. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(aa)            Employee Benefits. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not reasonably be likely to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure by any such plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)           No Unlawful Payment. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)            Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)           No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).  Neither the Company nor any of its subsidiaries have knowingly engaged in any dealings or transactions with or for the benefit of any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions, or with or in any Sanctioned Country, in each case in the preceding five years. Neither the Company nor any of its subsidiaries have any plans, as of the date hereof, to knowingly engage in or increase their dealings or transactions with any person that is currently the subject or the target of Sanctions or with or in Sanctioned Countries.

(ee)            Approval for Listing. The Shares are listed for trading on the New York Stock Exchange.

(ff)              Disclosure Controls. The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(gg)           Accounting Controls. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries’ internal accounting controls are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in their internal accounting controls.

(hh)           XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)              Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, in the Company’s reasonable belief, adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted. To the Company’s knowledge, the IT systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable information and sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability to the Company, and there are no incidents under internal review or investigation relating to the same, except for those that would reasonably be expected to be able to remedied without material cost or liability to the Company. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

3. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a)               Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney (with respect to each Selling Shareholder, the “Power of Attorney” and, collectively, the “Powers of Attorney”) and the Custody Agreement (with respect to each Selling Shareholder, the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained (except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA); and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(b)               No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject, (ii) in the case of a Selling Shareholder that is a legal entity (a “Corporate Selling Shareholder”), result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute applicable to such Selling Shareholder or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Shareholder, except in the case of clauses (i) and (iii) above for any such conflict, breach, violation or default, as the case may be, that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby.

(c)               Title to Shares. Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date and, if applicable, the Option Closing Date, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the book entry security entitlements representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)               No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)               Disclosure Package. The Disclosure Package, at the Initial Sale Time did not, and as of the Closing Date and, if applicable, the Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this Section 3(e) applies only to written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Disclosure Package, it being understood and agreed that the only such information is the applicable Selling Shareholder Information (as defined below).

(f)                Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the issuer free writing prospectus, if any, identified in Annex I hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g)               Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and, if applicable, the Option Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this Section 3(g) applies only to written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information is the applicable Selling Shareholder Information.

(h)               Material Information. As of the date hereof and as of the Closing Date and, if applicable, the Option Closing Date, that the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material non-public information concerning the Company which is not set forth in the Registration Statement, the Disclosure Package or the Prospectus.

(i)                 No Unlawful Payments. (A) Neither such Selling Shareholder nor (B) in the case of a Corporate Selling Shareholder, any of its subsidiaries or, to the knowledge of such Selling Shareholder, any director, officer or employee of such Selling Shareholder or any of its subsidiaries nor (C) to the knowledge of such Selling Shareholder, any agent or other person acting on behalf of such Selling Shareholder or (in the case of a Corporate Selling Shareholder) any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(j)                 Money Laundering. In the case of a Corporate Selling Shareholder, the operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws; no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or (in the case of a Corporate Selling Shareholder) any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(k)               No Conflicts with Sanctions Laws. (A) In the case of a Corporate Selling Shareholder, neither such Selling Shareholder nor any of its subsidiaries, nor any directors, officers or employees of such Selling Shareholder or any of its subsidiaries, nor, to the knowledge of such Selling Shareholder, any agent or other person acting on behalf of such Selling Shareholder or any of its subsidiaries, is currently the subject or the target of any Sanctions, nor is such Selling Shareholder, any of its subsidiaries located, organized or resident in a Sanctioned Country; and (B) such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, neither such Selling Shareholder nor (in the case of a Corporate Selling Shareholder) any of its subsidiaries have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(l)                 Organization and Good Standing. If such Selling Shareholder is a Corporate Selling Shareholder, such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(m)             ERISA. Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(n)               Delivery of Shares. Such Selling Shareholder represents and warrants that the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Joseph Greenberg as such Selling Shareholder’s attorney-in-fact (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Shareholders specifically agrees that the Shares held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, book entry security entitlements for such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice of such death, incapacity, termination, dissolution or other event.

4.	Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B of the Securities Act, and during the Prospectus Delivery Period (as defined below) will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission related to the Registration Statement or the Prospectus or the documents incorporated by reference therein, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. During the Prospectus Delivery Period, the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)               Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 2(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement and any Company Additional Written Communications included in Annex III to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering.

(g)               Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)               Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i)                 Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(j)                 Blue Sky Compliance. The Company will reasonably cooperate with the Representatives to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)               Earnings Statement. The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and the Rule 158 under the Securities Act.

(l)                 Lockup. For a period of 30 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing, without the prior written consent of the Representatives, except for (A) the offer and sale of the Shares as contemplated by this Agreement, (B) issuance of Common Stock upon (1) exercise of options, (2) settlement of performance share units, (3) vesting of restricted shares, (4) vesting of shares issued at the election of a participant or as a matching contribution under employee 401(k) plans, (5) the vesting of deferred stock units, (6) settlement of phantom units and (7) elections under employee stock purchase programs, in each case, granted under the Company’s benefit and compensation plans as in effect on the date of this Agreement and described in the Prospectus, provided that any Common Stock received upon such exercise, settlement or vesting by any director or officer listed in Annex IV hereto shall be subject to the Lock-Up Agreement described in paragraph (m) of this section, (C) the issuance of Common Stock, restricted stock, stock options, performance share units, phantom units, or other stock performance awards under the Company’s benefit and compensation plans as in effect on the date of this Agreement and described in the Prospectus or under the EQT Corporation 2020 Long-Term Incentive Plan, as described in the Prospectus, provided that any such awards do not specifically, by their terms, vest during the Lock-Up Period, (D) the offer and sale of shares of Common Stock in accordance with the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan as in effect on the date of this Agreement and described in the Prospectus, and (E) the issuance of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) in an aggregate amount not to exceed, on a fully diluted basis, 5% of the Company’s outstanding shares of Common Stock after giving effect to the sale of the Common Stock offered hereby and filing of a registration statement for such Common Stock, in each case, in connection with the bona fide acquisition of technology, businesses, assets or property rights or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business.

(m)             Lockup Letters. The Company has caused each officer and director of the Company listed in Annex IV hereto to furnish to the Representatives, and each Selling Shareholder has furnished to the Representatives, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreements”).

(n)               Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)               No Stabilization. The Company has not taken, in connection with the offering of the Shares, and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(p)               Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) in connection with the offering or sale of the Shares.

5.	Further Agreements of the Selling Shareholders.

Each of the Selling Shareholders, severally and not jointly, covenants and agrees with each Underwriter that:

(a)               No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(b)               Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)               Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, as the case may be, as provided herein are subject to the performance by the Company and each of the Selling Shareholders of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)               Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the Option Closing Date, if applicable; and the statements of the Company and each of the Selling Shareholders and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and the Option Closing Date, if applicable.

(b)               No Downgrade. Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act); and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued by the Company (other than an announcement with positive implications of a possible upgrading).

(c)               No Material Adverse Change. Subsequent to the Execution Time, no event or condition of a type described in Section 2(k) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

(d)               Officer’s Certificate. The Representatives shall have received on and as of the Closing Date and, if applicable, the Option Closing Date, (x) a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in paragraphs (a) and (b) of Section 2 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, if applicable, the Option Closing Date, (iii) confirming that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission, (iv) confirming that the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and (v) to the effect set forth in paragraphs (a) (with respect to the Company and its officers only) through (c) above and (y) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (i) confirming that the representations of such Selling Shareholder set forth in Sections 3(e), 3(f) and 3(g) hereof are true and correct and (ii) confirming that the other representations and warranties of such Selling Shareholder in this Agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date and, if applicable, the Option Closing Date.

(e)               Comfort Letters. On the date of this Agreement and on the Closing Date and, if applicable, the Option Closing Date, (x) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (y) Moss Adams LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of Alta contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date and, if applicable, the Option Closing Date.

(f)                Opinions of Counsel for the Company. Each of Kirkland & Ellis LLP and Morgan, Lewis & Bockius LLP, as counsel for the Company and at the request of the Company, and the General Counsel of the Company shall have furnished to the Representatives, their written opinions dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, substantially in the forms attached as Exhibits B-E, as applicable, hereto.

(g)               Opinion of Counsel for the Selling Shareholders. Kirkland & Ellis LLP, as counsel for the Selling Shareholders, shall have furnished to the Representatives, its written opinion dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, substantially in the forms attached as Exhibit F, as applicable, hereto.

(h)               Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                 No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares.

(j)                 Good Standing. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, EQT Capital Corporation, EQT Investments Holdings, LLC, EQT Production Company and EQT Gathering LLC in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)               Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(l)                 Listing. The Firm Shares and Option Shares, if any, shall be listed on the New York Stock Exchange at or prior to the Closing Date or the Option Closing Date, if any, respectively.

(m)             Lockup Agreements. The Lockup Agreements described in Section 4(m) are in full force and effect.

(n)               Reserve Letters. On the date of this Agreement, the Closing Date and the Option Closing Date, as the case may be, Netherland, Sewell and Associates, Inc. shall have furnished to the Representatives (x) a reserve report confirmation letter, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information of the Company contained or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus and (y) a reserve report confirmation letter, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information of Alta contained or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(o)               Chief Accounting Officer Certificates. If requested by the Representatives, on the date of this Agreement, the Closing Date and the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of its Chief Accounting Officer with respect to certain financial data contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(p)               Additional Documents. On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution.

(a)                Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(c) hereof.

(b)               Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Shareholders will only be liable in any such case insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the respective Selling Shareholder expressly for use the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Selling Shareholder consists of the following information: the legal name of such Selling Shareholder, the number of shares of Common Stock beneficially owned and the Shares offered by such Selling Shareholder, and the address of such Selling Shareholder that appear in the Registration Statement, the Preliminary Prospectus or the Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholders” (with respect to each Selling Shareholder, such information, the “Selling Shareholder Information”).

(c)               Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Selling Shareholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus: the third, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus.

(d)               Indemnification of the Selling Shareholders by the Company. The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) Selling Shareholder Information or (ii) any information relating to an Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus: the third, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus.

(e)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorney-in-Fact. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(f)                Contribution. If the indemnification provided for in paragraphs (a), (b), (c) or (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriter discounts and commissions but before deducting expenses) received by the Selling Shareholders from the sale of the Shares and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)               Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters, as applicable, were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (f) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement exceeds any damages which such Selling Shareholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint; and the Selling Shareholders’ obligations in this subsection (g) to contribute are several in proportion to their respective net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders from the Shares sold by the Selling Shareholders pursuant to this Agreement.

(h)               Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(i)                 Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 3 hereof, under any certificate delivered pursuant to this Agreement, under the indemnity and contribution agreements contained in this Section 7, or otherwise pursuant to this Agreement shall not exceed the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Shareholder hereunder.

8.     Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the Execution Time and prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred a material disruption of securities settlement or clearance services; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

9.	Defaulting Underwriter.

(a)               If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)               If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

10.	Payment of Expenses.

(a)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its and the Selling Shareholders’ obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents relating to this offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Survey (including the related fees and expenses of counsel for the Underwriters); (vi) the filing fees and expenses (including up to $20,000 of legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; (vii) the listing fee payable to the New York Stock Exchange; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement; provided, however, that the Selling Shareholders, and not the Company, shall be responsible for Selling Expenses (as defined in the Registration Rights Agreement, dated as of July 21, 2021, by and among the Company, the Selling Shareholders and certain other parties thereto).

(b)               If (i) this Agreement is terminated pursuant to Section 8 prior to the Closing Date, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters on the Closing Date or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement on the Closing Date, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. Otherwise, the Underwriters shall pay their own expenses, including the fees and expenses of their counsel.

11.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

13.   Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; for the avoidance of doubt, “subsidiary” does not include Equitrans Midstream Corporation or its subsidiaries.

14.   Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.   Miscellaneous

(a)     Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notice to the Underwriters shall be given to the Representatives, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile (646) 834-8133; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081. Notices to the Company shall be given to the Company at EQT Corporation, EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 (Fax: 412-553-5970); Attention: William E. Jordan, Executive Vice President and General Counsel. Notices to the Selling Shareholders shall be given to the Attorney-in-Fact, Joseph Greenberg, c/o Alta Resources, 500 Dallas Street, Suite 2700, Houston, Texas 77002.

(c)       Governing Law and Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(d)       Waiver of Jury Trial. The Company and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)       Entire Agreement and Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

(f)       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)       Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)       Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.	Recognition of U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b).

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQT CORPORATION

By:	/s/ David M. Khani
Name: David M. Khani
Title: Chief Financial Officer

SELLING SHAREHOLDERS

By:	/s/ Joseph Greenberg
Name: Joseph Greenberg
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule 2 to this Agreement.

Accepted as of the date hereof:

Barclays Capital Inc.

J.P. Morgan Securities LLC

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Amit Chandra
Name: Amit Chandra
Title: Head of Natural Resources ECM

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

SCHEDULE 1

Underwriter	Number of Firm Shares to be Purchased
Barclays Capital Inc.	12,965,000
J.P. Morgan Securities LLC	12,965,000
Total	25,930,000

SCHEDULE 2

Selling Shareholder	Number of Firm Shares	Number of Option Shares
ARI 1740 Fund, L.P.	793,203	118,980
Baupost Group Securities, L.L.C.	15,142,970	2,271,445
Conrad N. Hilton Foundation	270,410	40,562
Edward J Greenberg TR, UA 01/29/2014, Edward J Greenberg Revocable Trust	129,327	19,399
GSO COF III AIV-2 LP	587,849	88,177
GSO Energy Partners-B LP	53,298	7,995
GSO Energy Partners-C II LP	100,013	15,002
GSO Energy Partners-D LP	106,597	15,990
GSO Energy Select Opportunities Fund AIV-2 LP	719,840	107,976
Indigo 2009, LLC	3,353,087	502,963
J, Todd Mitchell	530,280	79,542
Nicola Atkinson	44,307	6,646
Red Alta LLC	1,081,640	162,246
Susan M Greenberg TR, UA 01/29/2014, Susan M Greenberg Revocable Trust	129,327	19,399
The David and Lucile Packard Foundation	2,884,375	432,656
Townes G Pressler Jr. Penny P Pressler TR UA 12/5/12 Townes G Pressler 2012 GSTE Family Trust	3,477	522
Total	25,930,000	3,889,500

ANNEX I

Issuer Free Writing Prospectuses

None

I-1

ANNEX II

(a)	Number of Firm Shares offered by the Selling Shareholders: 25,930,000

(b)	Price per Share: $20.00

II-1

ANNEX III

Investor Presentation of the Company dated September 27, 2021

III-1